Exhibit 10.4

TENANCY IN COMMON AGREEMENT

THIS TENANCY IN COMMON AGREEMENT (the “Agreement”) is made as of this 29th day of May, 2015 (the “Effective Date”) by and between the following:

DUKE	DUKE OF LEXINGTON, LLC
an Ohio limited liability company
c/o Fred Keith
Keith & Associates
715 Bakewell Street
Covington, KY 41011

As to a 9.99% undivided interest

COMMANDER	COMMANDER HABERSHAM, LLC
an Ohio limited liability company
One Grandin Lane
Cincinnati, Ohio 45208
Attn: J. Robert Brown
Facsimile No. (513) 321-5169

As to a 0.01% undivided interest

BR CDP	BR/CDP CB VENTURE, LLC
a Delaware limited liability company
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attn: Michael Konig
Facsimile No. (646) 278-4220

and:

880 Glenwood Avenue SE
Suite H
Atlanta, Georgia 30316
Attn: Rob Meyer
Facsimile No. (404) 890-5681

As to a ninety percent (90%) undivided interest

Duke, Commander and BR CDP shall be known collectively as the "Co-Tenants."

RECITALS:

WHEREAS, the Co-Tenants have entered into that certain BR/CDP Cheshire Bridge Trust Agreement (the “Trust Agreement”) dated as of May 29, 2015, creating the BR CDP Cheshire Bridge Trust (the “Trust”) and have pursuant thereto named CB Owner, LLC as trustee (the “Trustee”);

WHEREAS, the Co-Tenants are the sole Beneficiaries under the Trust;

WHEREAS, the Co-Tenants intend to purchase and hold certain real property located in Fulton County, Georgia as described in Exhibit “A” attached hereto and made a part hereof by this reference (the “Property”), which Property shall be held by the Trustee as an investment for the benefit of the Co-Tenants as set forth in the Trust Agreement;

WHEREAS, the Co-Tenants have appointed BR CDP as manager to administer their affairs and enforce their rights and obligations under this Agreement; and

WHEREAS, the Co-Tenants desire to enter into this Agreement to govern their rights and obligations concerning the Property.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises of the Co-Tenants hereto, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Co-Tenants hereby agree as follows:

1.          Recitals. The above recitals are true and correct and are incorporated herein by this reference.

2.          Purposes. The Co-Tenants intend to take and hold the Property for investment purposes only, title to which shall be held by the Trustee for the benefit of the Co-Tenants pursuant to the terms of the Trust Agreement.

3.          Transfer and Assignment. Subject to Section 11A, the Co-Tenants must unanimously approve any sale or exchange of the Property; provided, however each of the Co-Tenants reserve the right to transfer or assign its own interest in the Property subject to the rights of the other Co-Tenants set forth in Section 15 E.

4.          Partition. Subject to any restrictions imposed by any Lender as set forth in any Loan Documents, each Co-Tenant shall have the right to partition the Property; provided further, that each Co-Tenant acknowledges a partition may result in a forced sale of the Property and, to seek to avoid the inequity of a forced sale, each Co-Tenant agrees that as a condition precedent to seeking partition that it shall first make a written offer to sell its interest in the Property to the other Co-Tenants at fair market value.

5.          Election out of IRC Subchapter K. The Co-Tenants elect pursuant to IRC §761(a) not to be treated as a partnership and to be excluded from Subchapter K of the Code.

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6.          Appointment of BR CDP to Administer. The Co-Tenants hereby appoint BR CDP to manage and implement the provisions of this Agreement and oversee the development of the Property, who, unless otherwise agreed to by the Beneficiaries in writing, shall serve for a one (1) year term, and at the end of said one (1) year term, if no other replacement manager has been appointed, shall continue to serve as manager until another manager is appointed.

7.          Cash Contributions.

A.           Initial Cash Contribution. BR CDP, Duke and Commander agree to make an initial cash contribution to acquire the Property ("Initial Cash Contribution"), as shown on Exhibit “B”. BR CDP, as manager, shall notify Duke and Commander in writing of the timing for the Initial Cash Contribution to be delivered setting forth: (i) the total amount required; and (ii) each Co-Tenant’s Pro Rata Share thereof (based on the percentages set forth above). Each Co-Tenant shall deliver to said Co-Tenant’s Pro Rata Share as set forth in BR CDP’s written notice within one (1) day from the date of said notice. The Co-Tenants agree that all pre-development costs, earnest money deposits, due diligence costs, professional fees and other pursuit costs previously incurred by BR CDP shall be trued up by Duke and Commander contributing their Pro Rata Share thereof.

B.           Additional Cash Contributions. If, after expenditure in full of the Initial Cash Contribution, additional cash contributions beyond those funds contemplated in Exhibit B are required in the reasonable discretion of BR CDP to accomplish the intent of this Agreement (each, an “Additional Cash Contribution”), then BR CDP may make a request in writing (a "Cash Call Notice") for said Additional Cash Contribution (a “Cash Call”). Each Cash Call Notice shall set forth: (i) the total amount of the Additional Cash Contribution; (ii) each Co-Tenant’s Pro Rata Share thereof; and (iii) the specific proposed use of the funds requested. Each Co-Tenant shall deliver to BR CDP said Co-Tenant’s Pro Rata Share of the Additional Cash Contribution as set forth in the Cash Call Notice within fourteen (14) days from the date of said notice. The terms “Initial Cash Contribution” and “Additional Cash Contribution” may be hereinafter referred to together as “Cash Contributions” where appropriate.

C.           Interest on Cash Contributions. Except as specifically provided in this Agreement, no interest shall be paid to any Co-Tenant with respect to any Cash Contributions.

8.          Failure to Make Required Cash Contributions.

A.           If any Co-Tenant fails to honor an appropriate request to fund its Pro-Rata Share of its Initial Cash Contributions, its Pro Rata Share of the Trust shall be reduced to zero percent (0.00%) and it shall have no further rights or obligations under this Agreement or in the Property or the Trust. If any Co-Tenant fails to honor an appropriate request to fund its Pro Rata Share of any Additional Cash Contribution requested in any Cash Call Notice in accordance with the terms hereof, such failure shall be a default hereunder and the other Co-Tenants may, in their sole discretion, fund the shortfall and elect to treat these funds as a Default Loan pursuant to Section 8(A)(i) below.

(i)          Loan. Any non-defaulting Co-Tenant may advance the Defaulting Co-Tenant’s share of the shortfall described in the preceding paragraph on behalf of the defaulting Co-Tenant (“Defaulting Co-Tenant”) and such funds shall be treated as a loan to the Defaulting Co-Tenant from the advancing Co-Tenant ("Default Loan"), and such Default Loan shall bear interest at a rate equal to ten percent (10%) per annum until repaid. If one or more Co-Tenants (the "Lending Co-Tenants") make a Default Loan to a Defaulting Co-Tenant, then all subsequent cash distributions from the Co-Tenancy that would otherwise be payable to the Defaulting Co-Tenant shall be paid to the Lending Co-Tenants until the Default Loan(s) is paid in full, including all interest due thereon.

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9.          Reserved.

10.         Borrowing Additional Cash Requirements. Notwithstanding anything hereinabove to the contrary, in the event that BR CDP shall determine at any time (except as set forth in Section 7.B., in which event, Section 7.B. shall control) that there exists a need for additional cash beyond the Initial Cash Contribution, BR CDP shall use commercially reasonable efforts to raise such additional cash through a loan from a third party private or institutional lender prior to initiating a Cash Call Notice unless the Co-Tenants shall unanimously direct BR CDP otherwise in writing. The terms of any such loan or loans, including the interest rate, payment terms and security therefore, shall be subject to the prior unanimous approval of the Co-Tenants, which approval shall not be unreasonably withheld.

11.         Decisions of the Co-Tenants.

A.           Subject to the terms of any other agreement entered into by the Co-Tenants, and/or the Trustee, the Trustee shall have the absolute authority and right to manage, develop, operate and sell the Property; provided, however, the unanimous written approval of the Co-Tenants shall be required to approve the following (for avoidance of doubt, in the event of any conflict between the terms of this Section 11A and Section 8 or 10 of this Agreement, Section 8 or 10, as applicable, shall control):

(i)          Any sale, transfer, lease, deed restriction, or grant of easement of/on any portion of the Property.

(ii)         Any loan or other debt secured by the Property or the income therefrom, or upon which any of the Co-Tenants are or may be personally liable.

(iii)        Any Cash Call Notice for Additional Cash Contributions.

(iv)        All Budgets.

(v)         Such other acts or decisions reserved to the Co-Tenants as set forth in the Development Agreement.

B.           In no event shall any person dealing with BR CDP be obligated to determine BR CDP’s authority to make any undertaking in connection with the Property, or be obligated to determine any fact or circumstance bearing upon the existence of BR CDP’s authority, or be obligated to see that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of BR CDP. Every contract, agreement, lease or other instrument or document executed by BR CDP with respect to the affairs of the Property shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Property and all Co-Tenants hereof, and that BR CDP was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Property.

12.         Distribution of Net Cash from Operations, Sales or Refinancings. Subject to any applicable restrictions in any loan document created with respect to the Property, Net Cash from Operations and Net Cash from Sales or Refinancings shall be distributed to the Co-Tenants, in the following order and priority:

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A.           First, to repay any Default Loan to the Lending Co-Tenant(s);

B.           Second, to repay any loan (excluding a Default Loan made on behalf of a Defaulting Co-Tenant pursuant to Section 8 above) approved by BR CDP and made by any Co-Tenant for the benefit of the Property or in furtherance of the ownership or operation thereof. Payments to the Co-Tenants to repay loans shall be made, pari passu, in proportion to each Co-Tenant’s share of the total of such loans;

C.           Third, to the Co-Tenants until they have been repaid in full their Additional Cash Contributions. Payment to the Co-Tenants shall be pari passu, and made pro-rata in accordance with each Co-Tenant’s percentage share of all such Additional Cash Contributions;

D.           Fourth, to the Co-Tenants until they have been repaid in full their Initial Cash Contributions. Payment to the Co-Tenants shall be made in proportion to their Pro Rata Shares; and;

E.           Fifth, to the Co-Tenants, in proportion to their Pro Rata Shares.

13.         Right to Vote.         Whenever this Agreement provides that the Co-Tenants shall be entitled to vote upon a matter, each Co-Tenant shall be entitled to vote in proportion to its Pro Rata Share.

14.         Bank Accounts. The funds of the Co-Tenancy shall be deposited in such separate Co- Tenancy bank account or accounts in such bank or banks as shall be determined by the Trustee. Any Co-Tenant shall be entitled to receive copies of monthly bank statements from all accounts maintained for the benefit of the Co-Tenants.

15.         Miscellaneous Provisions.

A.           Notice.

(i)          Delivery Method. Any notice, election, or other communication required or permitted hereunder shall be delivered in writing to the address set forth on the first page of this Agreement and shall be either: (a) delivered in person to the Co-Tenants, (b) sent by same day or overnight courier service, (c) via facsimile with next business day delivery by one of the methods set forth herein, or (d) sent by certified or registered United States mail, return receipt requested, postage and charges prepaid, to the Co-Tenants at the addresses referenced herein.

(ii)         Effective Date. Any notice, election, or other communication delivered or mailed as aforesaid ("Notice") shall, (a) if delivered in person, be effective upon date of delivery; (b) if delivered by same day or overnight delivery service, be effective on the date of delivery to such address or addresses regardless if accepted; (c) if delivered by facsimile transmission, be effective on the date the same was delivered if received at the recipient’s facsimile machine prior to 5:00 p.m. EST/EDT, on a business day, or on the next business day if received at the recipient’s facsimile machine on a non-business day or after 5:00 p.m. EST/EDT on a business day; and (d) if delivered by mail, be effective upon the earlier of the date of actual receipt, or five (5) business days after deposit with the U.S. Postal Service regardless if actually received.

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(iii)        Change of Address. Each party hereto may change its address and addresses for notice, election and other communication from time to time by notifying the other parties hereto of the new address in the manner provided for giving notice herein.

B.           Applicable Law. It is the intention of the Co-Tenants that all questions with respect to the construction, enforcement and interpretation of this Agreement and the rights and liabilities of the Co-Tenants shall be determined in accordance with the laws of the State of Georgia, without regard to principles of conflicts of laws.

C.           Separability. This Agreement is intended to be performed in accordance with and, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

D.           Binding Effect. This Agreement is binding upon, and inures to the benefit of, the Co-Tenants and their respective spouses, heirs, executors and administrators, personal and legal representatives, successors and assigns; provided, however, that no party to this Agreement shall be permitted to assign any or all of its rights or obligations under this Agreement, except as provided in Paragraph E below.

E.           Transfers; Assignments. No party, including all Co-Tenants and principal owners of the Co-Tenants, shall be permitted to assign any of its rights or obligations under this Agreement, without the prior written consent of BR CDP. Any assignment or attempted assignment of any of the rights or obligations under this Agreement without complying with this Paragraph E shall be void ab initio. Notwithstanding the foregoing, to the extent permitted under any Loan, interparty transfers of Co-Tenancy interests in the Property between Duke and Commander shall be permitted provided the ownership composition of Duke and Commander does not change from the ownership composition which existed as of the date of this Agreement. The Co-Tenants agree among themselves to cause Trustee to use commercially reasonable efforts when negotiating Loan Documents to provide for such interparty transfers under the Loan.

F.           Entire Agreement / Amendment / Waiver. Except as otherwise set forth herein or in any other agreement entered into by the Co-Tenants, this Agreement contains all of the agreements of the Co-Tenants. All prior or contemporaneous agreements or understandings, oral or written, are merged in this Agreement and shall not be effective for any purpose. No amendment of this Agreement or waiver of any provisions hereof shall be valid or binding on the parties hereto unless such amendment or waiver shall be in writing and signed by or on behalf of all the parties hereto.

G.           Counterparts. This Agreement and any amendments hereto may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all Co-Tenants, notwithstanding that all the Co-Tenants shall not have signed the same counterpart.

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16.         Tenancy-in-Common Covenants. The Co-Tenants acknowledge and agree that they shall acquire, own and deal with the Property, subject to the terms of the Trust Agreement, as tenants-in-common pursuant to applicable law of the State of Georgia. The Co-Tenants are not partners, joint venturers or joint tenants with right of survivorship. No Co-Tenant has any right to act on behalf of the other Co-Tenants, except as expressly set forth in this Agreement. No Co-Tenant shall, by virtue of this Agreement, have any liability for any undertaking, act or omission of the other Co-Tenants, except as expressly set forth in this Agreement. No Co-Tenant shall cause or permit its Co-Tenant Interest to become subject to a lien or liens in favor of third parties, except for the security interest derivative of the Loan, and in the event such Co-Tenant Interest becomes subject to an involuntary lien, such affected Co-Tenant shall have such lien promptly discharged.

17.         Further Assurances. The Co-Tenants agree to execute and deliver to each other such additional agreements and documents to accommodate the reasonable requirements of future lenders.

18.         Definitions.

A.           "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder by the United States Department of the Treasury.

B.           "Lender" means any lender under any Loan.

C. "Loan" means any construction or development loan secured by the Property and Approved by the Co-Tenants under Section 11(A), and any other loan approved by the Co-Tenants under Section 11(A), and secured by the Property.

D.           "Loan Documents "means any and all documents evidencing the Loan and/or securing the Property with respect to the Loan, including, without limitation, any mortgage, note, guaranty, loan agreement and indemnity.

E.           "Net Cash From Operations" means the net cash proceeds from rents and other income (excluding Net Cash from Sales or Refinancings) (net of all operating expenses and payments required to lenders for secured debt of the Co-Tenancy), less any portion thereof used to establish reserves, all as determined by BR CDP.

F.           "Net Cash From Sales or Refinancings" means the net cash proceeds from all sales, other dispositions, and refinancings of all or any portion of the Property (net of all expenses of sale, disposition fees payable and payments required to lenders for secured debt of the Co-Tenancy), less any portion thereof used to establish reserves, all as determined by BR CDP.

G.           "Pro Rata Share" means, with respect to any Co-Tenant, the percentage interest set for such Co-Tenant in the Preamble on page 1 hereof, as adjusted from time to time pursuant to the terms hereof.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date set forth above.

Signed and Acknowledged
in the presence of:
DUKE OF LEXINGTON, LLC, an Ohio limited liability company

/s/ William S. Stacey		By:	/s/ Jeanne C. Miller
Print Name:	William S. Stacey	Name:	Jeanne C. Miller
		Title:	Manager
/s/ Michael T. Chambers
Print Name:	Michael T. Chambers

COMMANDER HABERSHAM, an Ohio limited liability company

/s/ Sean Parker		By:	/s/ J. Robert Brown
Print Name:	Sean Parker	Name:	J. Robert Brown
		Title:	Manager
/s/ Emily Juday
Print Name:	Emily Juday

BR/ CDP CB VENTURE, LLC, a Delaware limited liability company

/s/ Benjamin Field		By: CB Developer, LLC, a Georgia limited liability company, a Manager

Print Name:	Benjamin Field	By:	Catalyst Development Partners II, LLC, a Georgia limited liability company, as its Managing Member

/s/ Elizabeth Smith
Print Name:	Elizabeth Smith		By:	/s/ Mark Mechlowitz
			Name:	Mark Mechlowitz
			Title:	Manager

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EXHIBIT “A”

Legal Description

All that tract of land lying or being Land Lot 6, 17th District, Fulton County and the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch re-bar found at the intersection of the southerly right of way of Interstate 85, a variable width right of way, and the westerly right of way of Cheshire Bridge Road, also a variable width right of way;

THEN leaving the right of way of Interstate 85, proceed the following courses along the said westerly right of way of Cheshire Bridge Road:

South 55 degrees 38 minutes 44 seconds East for 30.92 feet to a 1/2 inch re-bar found;

THEN South 06 degrees 51 minutes 23 seconds East for 248.74 feet to a nail found;

THEN South 28 degrees 07 minutes 38 seconds East for 42.38 feet to a 1/2 inch re-bar found;

THEN South 67 degrees 28 minutes 12 seconds West for 145.43 feet to a 1/2 inch re-bar found;

THEN South 00 degrees 42 minutes 52 seconds West for 123.24 feet to a 1/2 inch re-bar found;

THEN North 88 degrees 37 minutes 53 seconds West for 43.35 feet to a 1/2 inch re-bar found;

THEN South 09 degrees 34 minutes 54 seconds East for 86.90 feet to a 1/2 inch re-bar found;

THEN North 89 degrees 25 minutes 02 seconds West for 172.15 feet to a 1/2 inch open top pipe found;

THEN North 25 degrees 59 minutes 36 seconds West for 95.01 feet to a point;

THEN North 26 degrees 42 minutes 06 seconds West for 470.00 feet to a point on the southerly variable right of way of Interstate 85;

THEN continue the following courses along said southerly right of way of Interstate 85;

North 82 degrees 57 minutes 58 seconds East for 105.01 feet to a 1/2 inch re-bar found;

THEN North 79 degrees 50 minutes 07 seconds East for 257.68 feet to a point;

THEN North 89 degrees 59 minutes 21 seconds East for 156.66 feet to a 1/2 inch re-bar found at the POINT OF BEGINNING.

Together with and subject to covenants, easements, and restrictions of record.

Said property contains 4.877 acres more or less.

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EXHIBIT “B”

Initial Cash Contribution

DUKE	$1,211,000.00

COMMANDER	$0.00

BR CDP	$10.899,000.00

TOtal	$12,110,000.00

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